News

   The Great Atlantic & Pacific Tea Company, Inc.
   2 Paragon Drive
   Montvale, NJ 07645

For financial questions, call William Moss
Vice President, Treasurer
(201) 571-4019
For non-financial questions, call Richard De Santa
Vice President, Corporate Affairs (201) 571-4495

THE GREAT ATLANTIC & PACIFIC TEA COMPANY INC. ANNOUNCES
RESULTS FOR 2002 FOURTH QUARTER AND FULL YEAR

Company reports loss of $.54 per share for the fourth quarter 2002

MONTVALE, NJ — April 25, 2003 — The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol:GAP) announced unaudited fiscal 2002 fourth quarter and annual results for the 12 and 52 weeks ended February 22, 2003.

Sales for the fourth quarter were $2.52 billion, compared with $2.51 billion in the fourth quarter of fiscal 2001. Comparable store sales increased .5%. Earnings per share were a loss of $.54 for the quarter, compared with a profit of $.52 in the prior year.

During the fourth quarter of fiscal 2002, the Company recorded an extraordinary gain of $12.9 million or $.34 per share for the repurchase of $57.5 million of its Notes. The Company also recorded an adjustment to its restructuring reserves, improving earnings by $3.3 million after-tax or $.09 per share. Excluding these adjustments, ongoing operating loss per share in the quarter was $.97 compared with ongoing operating earnings of $.23 per share for fourth quarter last year. Ongoing operating earnings for the fourth quarters of fiscal years 2002 and 2001 are reconciled to reported earnings on Schedules 2 and 4 of this release.

For the full year, sales were $10.79 billion, compared with $10.97 billion in fiscal 2001. Comparable store sales increased .4%. Earnings per share were a loss of $5.03 for fiscal year 2002, compared with a loss of $1.88 in the prior year.

Excluding certain non-operating items, ongoing operating loss for the 52 weeks of fiscal 2002 was $2.15 per share compared with ongoing operating earnings of $.32 per share for fiscal 2001. Ongoing operating earnings for fiscal years 2002 and 2001 are reconciled to reported earnings on Schedules 3 and 5 of this release.

EBITDA for the fourth quarter of fiscal 2002, based on ongoing operating earnings as shown on Schedule 4 of this release, was $50 million compared to $91 million in the prior year’s fourth quarter. EBITDA for fiscal year 2002, based on ongoing operating earnings as shown on Schedule 5 of this release, was $263 million compared to $372 million for fiscal year 2001.

Christian Haub, Chairman of the Board, President & Chief Executive Officer, said, “We have taken decisive action to halt the decline of our overall results, and to ensure the Company’s on-going financial health. We restructured our organization, reduced costs, commenced the sale of non-strategic assets to lower our debt, and secured financing necessary to meet our needs going forward. We believe that our management changes and these actions have begun to stabilize our business in the U.S. I remain confident that we will improve our U.S. operations while continuing to drive success in Canada.”

Founded in 1859, A&P was one of the nation’s first supermarket chains, and is today among North America’s largest. In the fourth quarter, the Company opened 5 new stores and remodeled or expanded 7 stores. The Company operates 695 stores in 15 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Kohl’s, Sav-A-Center, Dominion, The Barn Markets and Food Basics and Ultra Food & Drug. The Company also manufactures and distributes the Eight O’Clock line of whole bean coffees. The Company invites investors to listen to an audio Webcast of its quarterly discussion of earnings by accessing a link on the “Investor Relations” page of its Website, www.aptea.com. The live broadcast is on Friday, April 25, 2003 at 11 AM Eastern Time, with replays available from the afternoon of April 25 through May 25.

Effective March 28, 2003, the Securities and Exchange Commission adopted new rules related to disclosure of certain financial measures not calculated in accordance with generally accepted accounting principles (GAAP). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “ongoing operating earnings” and “ongoing operating loss” to reflect what the company’s earnings would have been excluding certain identified major items, which we believe are of a non-operating or one-time nature. These items are reconciled to reported earnings on Schedules 2, 3, 4 and 5 of this release. We use the non-GAAP measure “EBITDA” to reflect a measure that we believe is of interest to investors. EBITDA is reconciled to Net Cash provided by Operating Activities on Schedules 4 and 5 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.

###

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 12 and 52 weeks ended February 22, 2003 and February 23, 2002
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended

	February 22, 2003	February 23, 2002	February 22, 2003	February 23, 2002

Sales (1)	$2,520,179	$2,512,043	$10,794,370	$10,973,315
Cost of merchandise sold (2)	(1,813,402)	(1,796,099)	(7,738,337)	(7,822,649)

Gross margin	706,777	715,944	3,056,033	3,150,666
Store operating, general and administrative expense (2) (3)	(716,522)	(710,691)	(3,048,775)	(3,234,796)
Gain on proceeds from the demutualization of a mutual insurance company (3)	—	60,606	—	60,606

(Loss) income from operations	(9,745)	65,859	7,258	(23,524)
Interest expense	(18,471)	(19,753)	(84,679)	(91,722)
Interest income	1,602	1,788	7,897	6,972

(Loss) income before income taxes and extraordinary item (2)	(26,614)	47,894	(69,524)	(108,274)
(Provision for) benefit from income taxes (2) (4) (6)	(7,219)	(20,230)	(136,166)	43,590

Net (loss) income before extraordinary item (2)	(33,833)	27,664	(205,690)	(64,684)

Extraordinary gain (loss) on early extinguishment of debt (5)	12,865	(7,222)	12,181	(7,222)

Net (loss) income	$(20,968)	$20,442	$(193,509)	$(71,906)

Net (loss) income per share — basic: (2)
(Loss) income before extraordinary item	$(0.88)	$0.72	$(5.34)	$(1.69)
Extraordinary gain (loss) on early extinguishment of debt	0.34	(0.19)	0.31	(0.19)

Net (loss) income per share — basic	$(0.54)	$0.53	$(5.03)	$(1.88)

Net (loss) income per share — diluted: (2)
(Loss) income before extraordinary item	$(0.88)	$0.70	$(5.34)	$(1.69)
Extraordinary gain (loss) on early extinguishment of debt	0.34	(0.18)	0.31	(0.19)

Net (loss) income per share — diluted	$(0.54)	$0.52	$(5.03)	$(1.88)

Weighted average common shares outstanding:
Basic	38,515,806	38,361,941	38,494,812	38,350,616

Diluted	38,515,806	39,478,296	38,494,812	38,350,616

Gross margin rate	28.04%	28.50%	28.31%	28.71%

Store operating, general and administrative expense rate	28.43%	28.29%	28.24%	29.48%

Number of stores operated at end of quarter	695	702	695	702

Number of franchised stores served at end of quarter	65	67	65	67

(1)
Included in sales for the 12 and 52 weeks ended February 22, 2003 were wholesale sales to franchisees of $166.0 million and $712.5 million, respectively, compared to $158.1 million and $676.5 million, respectively, for the 12 and 52 weeks ended February 23, 2002.

(2)
Cost of merchandise sold for the 12 week period ended February 23, 2002 and 52 week periods ended February 22, 2003 and February 23, 2002 and store operating, general and administrative expense for the 12 and 52 week periods ended February 22, 2003 and February 23, 2002 include amounts related to the Company’s asset disposition initiatives. These amounts and their impact on income before income taxes and extraordinary item, (provision for) benefit from income taxes, net (loss) income and net (loss) income per share are detailed on Schedules 2 and 3 attached.

(3)
During the fourth quarter of fiscal 2001, the Company received cash and common stock in the amount of $60.6 million related to the demutualization of a mutual insurance company. As a result of the sale of the remaining shares of stock, the Company recognized a gain of $1.7 million which is included in store operating, general and administrative expense for the 52 week period ended February 22, 2003.

(4)
During the 52 weeks ended February 23, 2002, the Canadian federal government reduced corporate income tax rates, which benefits the Company’s ongoing net income and cash flow. The Company’s tax provision for the 52 weeks ended February 23, 2002, however, was increased to reflect the reduction in value of its deferred Canadian tax asset resulting from lower rates. This one-time adjustment of the tax asset lowered earnings by $1.2 million ($0.03 per share).

(5)
During the 52 weeks ended February 22, 2003, the Company purchased in the open market $50.7 million of its 7.75% Notes due April 15, 2007 and $44.5 million of its 9.125% Notes due December 15, 2011. As a result, the Company recognized an extraordinary gain of $12.2 million during the 52 weeks ended February 22, 2003.

(6)
(Provision for) benefit from income taxes for the 52 week period ended February 22, 2003 includes a charge to record a valuation allowance for the Company’s entire U.S. deferred tax asset as a result of an assessment of the likelihood of future recognition of such deferred tax assets.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Adjustments to GAAP Earnings for the 12 Weeks Ended February 22, 2003 and February 23, 2002
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended February 22, 2003			12 Weeks Ended February 23, 2002

	Asset disposition initiative	Extraordinary gain on early extinguishment of debt	Total adjustments	Asset disposition initiative	Extraordinary loss on early extinguishment of debt	Gain on proceeds from the demutualization of a mutual insurance company	Total adjustments

Sales	$—	$—	$—	$—	$—	$—	$—
Cost of merchandise sold	—	—	—	(3,707)	—	—	(3,707)

Gross margin	—	—	—	(3,707)	—	—	(3,707)
Store operating, general and administrative expense	3,532	—	3,532	(24,887)	—	—	(24,887)
Gain on proceeds from the demutualization of a mutual insurance company	—	—	—	—	—	60,606	60,606

Income (loss) from operations	3,532	—	3,532	(28,594)	—	60,606	32,012
Interest expense	—	—	—	—	—	—	—
Interest income	—	—	—	—	—	—	—

Income (loss) before income taxes and extraordinary items	3,532	—	3,532	(28,594)	—	60,606	32,012
(Provision for) benefit from income taxes	(201)	—	(201)	11,981	—	(25,455)	(13,474)

Net income (loss) before extraordinary items	3,331	—	3,331	(16,613)	—	35,151	18,538

Extraordinary items:
Gain on early extinguishment of debt	—	12,865	12,865	—	—	—	—
Loss on early extinguishment of debt, net of $5,230 tax benefit	—	—	—	—	(7,222)	—	(7,222)

Net income (loss)	$3,331	$12,865	$16,196	$(16,613)	$(7,222)	$35,151	$11,316

Net income (loss) per share — basic:
Net income (loss) before extraordinary items	$0.09	$—	$0.09	$(0.43)	$—	$0.92	$0.49
Extraordinary gain (loss) on early extinguishment of debt	—	0.34	0.34	$—	$(0.19)	$—	$(0.19)

Net income (loss) per share — basic	$0.09	$0.34	$0.43	$(0.43)	$(0.19)	$0.92	$0.30

Net income (loss) per share — diluted:
Net income (loss) before extraordinary items	$0.09	$—	$0.09	$(0.42)	$—	$0.89	$0.47
Extraordinary gain (loss) on early extinguishment of debt	—	0.34	0.34	—	(0.18)	—	(0.18)

Net income (loss) per share — diluted	$0.09	$0.34	$0.43	$(0.42)	$(0.18)	$0.89	$0.29

Weighted average common shares outstanding:
Basic	38,515,806	38,515,806	38,515,806	38,361,941	38,361,941	38,361,941	38,361,941

Diluted	38,515,806	38,515,806	38,515,806	39,478,296	39,478,296	39,478,296	39,478,296

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Adjustments to GAAP Earnings for the 52 Weeks Ended February 22, 2003 and February 23, 2002
(Unaudited)
(In thousands, except share amounts and store data)

	52 Weeks Ended February 22, 2003					52 Weeks Ended February 23, 2002

	Asset disposition initiative	Extraordinary gain on early extinguishment of debt	Deferred Tax Asset Valuation Allowance	Gain on proceeds from the demutalization of a mutual insurance company	Total adjustments	Asset disposition initiative	Extraordinary loss on early extinguishment of debt	Gain on proceeds from the demutualization of a mutual insurance company	Total adjustments

Sales	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cost of merchandise sold	(1,263)	—	—	—	(1,263)	(3,889)	—	—	(3,889)

Gross margin	(1,263)	—	—	—	(1,263)	(3,889)	—	—	(3,889)
Store operating, general and administrative expense	7,657	—	—	1,717	9,374	(189,579)	—	—	(189,579)
Gain on proceeds from the demutualization of a mutual insurance company	—	—	—	—	—	—	—	60,606	60,606

Income (loss) from operations	6,394	—	—	1,717	8,111	(193,468)	—	60,606	(132,862)
Interest expense	—	—	—	—	—	—	—	—	—
Interest income	—	—	—	—	—	—	—	—	—

Income (loss) before income taxes and extraordinary item	6,394	—	—	1,717	8,111	(193,468)	—	60,606	(132,862)
Benefit from (provision for) income taxes	3,199	—	(133,675)	(721)	(131,197)	81,200	—	(25,455)	55,745

Net income (loss) before extraordinary item	9,593	—	(133,675)	996	(123,086)	(112,268)	—	35,151	(77,117)

Extraordinary gain (loss) on early extinguishment of debt, net of income tax benefit of $0 and $5,230, respectively	—	12,468	—	—	12,468	—	(7,222)	—	(7,222)
Reinstatement of tax benefit on extraordinary loss on early extinguishment of debt recorded in first quarter of fiscal 2002	—	—	(287)	—	(287)	—	—	—	—

Net income (loss)	$9,593	$12,468	$(133,962)	$996	$(110,905)	$(112,268)	$(7,222)	$35,151	$(84,339)

Net income (loss) per share — basic:
Income (loss) before extraordinary item	$0.25	$—	$(3.47)	$0.03	$(3.19)	$(2.93)	$—	$0.92	$(2.01)
Extraordinary gain (loss) on early extinguishment of debt, including the reinstatement of tax benefit	—	0.32	(0.01)	—	0.31	—	(0.19)	—	(0.19)

Net income (loss) per share — basic	$0.25	$0.32	$(3.48)	$0.03	$(2.88)	$(2.93)	$(0.19)	$0.92	$(2.20)

Net income (loss) per share — diluted:
Income (loss) before extraordinary item	$0.25	$—	$(3.47)	$0.03	$(3.19)	$(2.93)	$—	$0.92	$(2.01)
Extraordinary gain (loss) on early extinguishment of debt, including the reinstatement of tax benefit	—	0.32	(0.01)	—	0.31	—	(0.19)	—	(0.19)

Net income (loss) per share — diluted	$0.25	$0.32	$(3.48)	$0.03	$(2.88)	$(2.93)	$(0.19)	$0.92	$(2.20)

Weighted average common shares outstanding:
Basic	38,494,812	38,494,812	38,494,812	38,494,812	38,494,812	38,350,616	38,350,616	38,350,616	38,350,616

Diluted	38,494,812	38,494,812	38,494,812	38,494,812	38,494,812	38,350,616	38,350,616	38,350,616	38,350,616

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Pro Forma Earnings for the 12 Weeks Ended February 22, 2003 and February 23, 2002
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended February 22, 2003			12 Weeks Ended February 23, 2002

	GAAP Earnings(1)(2)	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted(2)	GAAP Earnings(1)(2)	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted(2)

Sales	$2,520,179	$—	$2,520,179	$2,512,043	$—	$2,512,043
Cost of merchandise sold	(1,813,402)	—	(1,813,402)	(1,796,099)	(3,707)	(1,792,392)

Gross margin	706,777	—	706,777	715,944	(3,707)	719,651
Store operating, general and administrative expense	(716,522)	3,532	(720,054)	(710,691)	(24,887)	(685,804)
Gain on proceeds from the demutualization of a mututal insurance company	—	—	—	60,606	60,606	—

(Loss) income from operations	(9,745)	3,532	(13,277)	65,859	32,012	33,847
Interest expense	(18,471)	—	(18,471)	(19,753)	—	(19,753)
Interest income	1,602	—	1,602	1,788	—	1,788

(Loss) income before income taxes and extraordinary item	(26,614)	3,532	(30,146)	47,894	32,012	15,882
Provision for income taxes	(7,219)	(201)	(7,018)	(20,230)	(13,474)	(6,756)

Net (loss) income before extraordinary item	(33,833)	3,331	(37,164)	27,664	18,538	9,126
Extraordinary gain (loss) on early extinguishment of debt, net of benefit of nil and $5,230, respectively	12,865	12,865	—	(7,222)	(7,222)	—

Net (loss) income	$(20,968)	$16,196	$(37,164)	$20,442	$11,316	$9,126

Net (loss) income per share — basic:
(Loss) income before extraordinary item	$(0.88)	$0.09	$(0.97)	$0.72	$0.48	$0.24
Extraordinary gain (loss) on early extinguishment of debt	0.34	0.34	—	(0.19)	(0.19)	—

Net (loss) income per share — basic	$(0.54)	$0.43	$(0.97)	$0.53	$0.29	$0.24

Net (loss) income per share — diluted:
(Loss) income before extraordinary item	$(0.88)	$0.09	$(0.97)	$0.70	$0.47	$0.23
Extraordinary gain (loss) on early extinguishment of debt	0.34	0.34	—	(0.18)	(0.18)	—

Net (loss) income per share — diluted	$(0.54)	$0.43	$(0.97)	$0.52	$0.29	$0.23

Weighted average common shares outstanding:
Basic	38,515,806	38,515,806	38,515,806	38,361,941	38,361,941	38,361,941

Diluted	38,515,806	38,515,806	38,515,806	39,478,296	39,478,296	39,478,296

Gross margin rate	28.04%		28.04%	28.50%		28.65%

Store operating, general and administrative expense rate	28.43%		28.57%	28.29%		27.30%

Depreciation and amortization	$63,704		$63,704	$57,599		$57,599

Reconciliation of GAAP cash flow measure to adjusted EBITDA:
Net cash provided by operating activities			$121,793		$150,831
Net interest expense			16,869		17,965
Adjustments from GAAP earnings (see Schedule 2)			3,331		18,538
Deferred income tax (provision) benefit			(9,942)		(18,809)
Working capital changes			(58,175)		(19,283)
Other, net			(23,449)		(57,796)

Adjusted EBITDA			$50,427		$91,446

Notes:

(1)
Cost of sales for the 12 weeks ended February 23, 2002 includes $0.01 million related to the Company’s business process initiative which was announced in 2000. Store operating, general and administrative expense for the 12 weeks ended February 22, 2003 and February 23, 2002 includes $11.5 million and $20.3 million, respectively, related to the business process initiative.

(2)
Earnings as adjusted for the 12 weeks ended February 22, 2003 includes severance of approximately of $10 million and a charge relating to the adoption of EITF 02-16 “Accounting By a Customer (including a Reseller) for Certain Consideration Received From a Vendor” of approximately $2 million. These charges are offset by a $7 million reduction of accruals for occupancy costs which we believe accumulated over a number of years and are not significant to each or any of those years.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 5 — Pro Forma Earnings for the 52 Weeks Ended February 22, 2003 and February 23, 2002
(Unaudited)
(In thousands, except share amounts and store data)

	52 Weeks Ended February 22, 2003			52 Weeks Ended February 23, 2002

	GAAP Earnings(1)	Adjustments to be (added) subtracted (See Schedule 3)	Earnings as Adjusted	GAAP Earnings(1)	Adjustments to be (added) subtracted (See Schedule 3)	Earnings as Adjusted

Sales	$10,794,370	$—	$10,794,370	$10,973,315	$—	$10,973,315
Cost of merchandise sold	(7,738,337)	(1,263)	(7,737,074)	(7,822,649)	(3,889)	(7,818,760)

Gross margin	3,056,033	(1,263)	3,057,296	3,150,666	(3,889)	3,154,555
Store operating, general and administrative expense	(3,048,775)	9,374	(3,058,149)	(3,234,796)	(189,579)	(3,045,217)
Gain on proceeds from the demutualization of a mutual insurance company	—	—	—	60,606	60,606	—

Income (loss) from operations	7,258	8,111	(853)	(23,524)	(132,862)	109,338
Interest expense	(84,679)	—	(84,679)	(91,722)	—	(91,722)
Interest income	7,897	—	7,897	6,972	—	6,972

(Loss) income before income taxes and extraordinary item	(69,524)	8,111	(77,635)	(108,274)	(132,862)	24,588
(Provision for) benefit from income taxes	(136,166)	(131,197)	(4,969)	43,590	55,745	(12,155)

Net (loss) income before extraordinary item	(205,690)	(123,086)	(82,604)	(64,684)	(77,117)	12,433

Extraordinary gain (loss) on early extinguishment of debt, net of benefit of nil and $5,230, respectively	12,181	12,468	(287)	(7,222)	(7,222)	—
Reinstatement of tax benefit on extraordinary loss on early extinguishment of debt recorded in first quarter of fiscal 2002	—	(287)	287	—	—	—

Net (loss) income	$(193,509)	$(110,905)	$(82,604)	$(71,906)	$(84,339)	$12,433

Net (loss) income per share — basic and diluted:
(Loss) income before extraordinary item	$(5.34)	$(3.19)	$(2.15)	$(1.69)	$(2.01)	$0.32
Extraordinary gain (loss) on early extinguishment of debt, including the reinstatement of tax benefit	0.31	0.31	—	(0.19)	(0.19)	—

Net (loss) income per share — basic and diluted	$(5.03)	$(2.88)	$(2.15)	$(1.88)	$(2.20)	$0.32

Weighted average common shares outstanding:
Basic	38,494,812	38,494,812	38,494,812	38,350,616	38,350,616	38,350,616

Diluted	38,494,812	38,494,812	38,494,812	38,350,616	38,350,616	38,350,616

Gross margin rate	28.31%		28.32%	28.71%		28.75%

Store operating, general and administrative expense rate	28.24%		28.33%	29.48%		27.75%

Depreciation and amortization	$263,585		$263,585	$262,552		$262,552

Reconciliation of GAAP cash flow measure to adjusted EBITDA:
Net cash provided by operating activities			$178,622			$314,939
Net interest expense			76,782			84,750
Adjustments from GAAP earnings (see Schedule 3)			123,086			77,117
Deferred income tax (provision) benefit			(157,566)			47,298
Working capital changes			7,080			14,844
Other, net			34,728			(167,058)

Adjusted EBITDA			$262,732			$371,890

Notes:

(1)
Cost of sales for the 52 weeks ended February 23, 2002 includes $6.3 million related to the Company’s business process initiative which was announced in 2000. Store operating, general and administrative expense for the 52 weeks ended February 22, 2003 and February 23, 2002 include $60.5 million and $91.6 million, respectively, related to the business process initiative.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 6 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	February 22, 2003	February 23, 2002

Cash and short-term investments	$199	$169

Other current assets	901	1,043

Total current assets	1,100	1,212

Property-net	1,609	1,705

Other assets	176	273

Total assets	$2,885	$3,190

Total current liabilities	$1,091	$1,184

Total non-current liabilities	1,296	1,333

Stockholders’ equity	498	673

Total liabilities and stockholders’ equity	$2,885	$3,190

Other Statistical Data

Total Debt and Capital Leases	$926	$884
Temporary Investments	78	78

Net Debt	$849	$806

Total Retail Square Footage (in thousands)	26,818	26,664

Book Value Per Share	$12.93	$17.54

	For the 52 weeks ended February 22, 2003	For the 52 weeks ended February 23, 2002

Capital Expenditures	$220	$246